Exhibit 99.1

CRISPR Therapeutics Announces Proposed Convertible Senior Notes Offering

ZUG, Switzerland and BOSTON, March 10, 2026 – CRISPR Therapeutics AG (Nasdaq: CRSP) (the “Company”) today announced its intention to offer, subject to market conditions and other factors, $350 million aggregate principal amount of its convertible senior notes due 2031 (the “notes”) in a private offering (the “offering”) to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Company also expects to grant the initial purchasers of the notes an option to purchase, for settlement within a period of 13 days from, and including, the date the notes are first issued, up to an additional $52.5 million aggregate principal amount of the notes.

The notes will be senior, unsecured obligations of the Company and will accrue interest payable semiannually in arrears on March 1 and September 1 of each year, beginning on September 1, 2026. The notes will mature on March 1, 2031, unless earlier converted, redeemed or repurchased. Upon conversion, the Company will deliver common shares, nominal value CHF 0.03 per share (“common shares”). The interest rate, initial conversion rate and other terms of the notes will be determined at the pricing of the offering.

The Company intends to use the net proceeds from the offering for general corporate purposes.

The offer and sale of the notes and the common shares deliverable upon conversion of the notes have not been, and will not be, registered under the Securities Act or any other securities laws, and the notes and such shares cannot be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any other applicable securities laws. This press release does not constitute an offer to sell, or the solicitation of an offer to buy, the notes or the common shares deliverable upon conversion of the notes, nor will there be any sale of the notes or such shares, in any state or other jurisdiction in which such offer, sale or solicitation would be unlawful.

About CRISPR Therapeutics

Founded over a decade ago, CRISPR Therapeutics is a leading biopharmaceutical company focused on developing transformative gene-based medicines for serious human diseases. The Company has evolved from a pioneering research-stage organization into an industry leader, marking a historic milestone with the approval of CASGEVY® (exagamglogene autotemcel [exa-cel]), the world’s first CRISPR-based therapy, approved for eligible patients with sickle cell disease and transfusion-dependent beta thalassemia. CRISPR Therapeutics is advancing a broad and diversified pipeline across hemoglobinopathies, cardiovascular, autoimmune, oncology, regenerative medicine and rare diseases. The Company continues to expand its leadership in gene editing through the development of SyNTase™ editing, a novel and proprietary gene-editing platform designed to enable precise, efficient, and scalable gene correction. To accelerate and expand its impact, CRISPR Therapeutics has established strategic collaborations with leading biopharmaceutical partners, including Vertex Pharmaceuticals. CRISPR Therapeutics AG is headquartered in Zug, Switzerland, with its wholly-owned U.S. subsidiary, CRISPR Therapeutics, Inc., and R&D operations based in Boston, Massachusetts and San Francisco, California.

CRISPR THERAPEUTICS® standard character mark and design logo and SyNTase™ are trademarks and registered trademarks of CRISPR Therapeutics AG. CASGEVY® and the CASGEVY logo are registered trademarks of Vertex Pharmaceuticals Incorporated. All other trademarks and registered trademarks are the property of their respective owners.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include, but are not limited to, the proposed terms of the notes, the size of the offering and the expected use of the proceeds from the sale of the notes. Risks that contribute to the uncertain nature of the forward-looking statements include, without limitation, risks related to or associated with whether the Company will consummate the offering on the expected terms, or at all, which could differ or change based upon market conditions or other reasons, and the other risks and uncertainties discussed under the heading “Risk Factors” in the Company’s most recent annual report on Form 10-K and in any other subsequent filings made by CRISPR Therapeutics with the U.S. Securities and Exchange Commission. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. The Company disclaims any obligation or undertaking to update or revise any forward-looking statements contained in this press release, other than to the extent required by law.

Investor Contact:

+1-617-307-7503

ir@crisprtx.com

Media Contact:

+1-617-315-4493

media@crisprtx.com